                                                                    EXHIBIT 99-A




                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549



                               __________________



                                   FORM 11-K



                               __________________



                                 ANNUAL REPORT


                       Pursuant to Section 15 (d) of the
                        Securities Exchange Act of 1934


                            The Liberty Corporation
                          2000 Wade Hampton Boulevard
                       Greenville, South Carolina  29615


                      For the Year Ended December 31, 1994



                               __________________



                            THE LIBERTY CORPORATION
                        AND ADOPTING RELATED EMPLOYERS'
                               401(K) THRIFT PLAN



                            The Liberty Corporation
                          2000 Wade Hampton Boulevard
                       Greenville, South Carolina  29615



                                      -1-

Item 1.  Changes in the Plan

Effective January 1, 1994, the plan was amended to comply with Section 401(a)(17) of the code as amended by Omnibus Budget Reconciliation Act of 1993 to limit compensation taken into account under a plan in any year to $150,000, as adjusted for increases in the cost of living.


Item 2.  Changes in Investment Policy

None.


Item 3.  Contributions Under the Plan

Contributions under the Plan by The Liberty Corporation (the "Company") and its participating subsidiaries (the Company and the participating subsidiaries being collectively referred to as the "employers") are measured by reference to the employees' contributions which may be on a pre-tax or after-tax basis. Employer matching contributions are made only on pre-tax employee contributions in accordance with a formula set each year by the employer's board of directors. During 1994, the Company and all participating subsidiaries, contributed an amount equal to 100% of a participant's pre-tax contribution, up to a maximum of 3% of the participant's compensation.

Employer matching contributions totaling $2,045,000 in 1994, $2,052,000 in 1993, $1,655,000 in 1992, $1,388,000 in 1991, and $1,298,000 in 1990, were credited to the accounts of participating employees.


Item 4.  Participating Employees

There were 2,085 enrolled participants in the Plan as of December 31, 1994.





                                      -2-

Item 5.  Administration of the Plan

(a) Parties responsible for the administration of the Plan are: (1) the Plan Committee, made up of at least three members named by the Company, (2) the Trustee and (3) the Plan Administrator which is named by the Plan Committee.

         The Plan Committee is responsible for the administration and operation of the Plan, except as to responsibilities which have been specifically assigned to the Trustee, to an Investment Manager, or to the Plan Administrator. Present members of the Plan Committee, their positions with the Company and its subsidiaries, and their addresses are as follows:


                 Jennie M. Johnson
                 Vice President, Administration
                 The Liberty Corporation
                 P.O. Box 789
                 Greenville, South Carolina  29602

                 Porter B. Rose
                 President
                 Liberty Investment Group, Inc.
                 Chairman of the Board
                 Liberty Capital Advisors, Inc.
                 Liberty Properties Group, Inc.
                 P.O. Box 789
                 Greenville, South Carolina  29602

                 William C. Schulze
                 Vice President, Administration
                 Pierce National Life Insurance Company
                 P.O. Box 789
                 Greenville, South Carolina  29602

                 Neil Smith
                 Vice President, Controller
                 Cosmos Broadcasting Corporation
                 P.O. Box 789
                 Greenville, South Carolina  29602

                 Martha G. Williams
                 Vice President, General Counsel and Secretary
                 The Liberty Corporation
                 P.O. Box 789
                 Greenville, South Carolina  29602





                                      -3-

         The Trustee is responsible for the management, investment and control of the assets of the Trust established by the Plan, and for the disbursements of benefits therefrom, except to the extent that the Trustee may be relieved of investment responsibility by the appointment of an Investment Manager or by direction of the Plan Committee. The present Trustee is Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102. Wachovia Bank of NC, N.A., is also trustee under Profit-Sharing Plans maintained by the Company and its subsidiaries for employees. Neuberger & Berman Pension Management, Inc. ("Neuberger & Berman") is Investment Manager of a portion of the Common Stock Fund, one of the four funds comprising the Plan (see page 9, Notes to Financial Statements - Description of Plan for further details). Neuberger & Berman's address is 522 Fifth Avenue, New York, New York 10036. Hellman, Jordan Management Company, Inc. ("Hellman, Jordan") is also Investment Manager of a portion of the Common Stock Fund. Their address is P.O. Box 389, Boston, MA 02101. Wachovia has investment responsibility for one of the Plan's other three funds, The Liberty Corporation Stock Fund. Liberty Capital Advisors, Inc., a subsidiary of the Company and a participating employer of the Plan, was given investment responsibility of the Plan's Money Market Fund, effective January 1, 1988 and of the Plan's Intermediate Bond Fund, effective July 1, 1990. Liberty Capital Advisor's address is Post Office Box 789, Greenville, South Carolina 29602.

         The Plan Administrator is currently an Administrative Committee which is responsible for the daily administration and operational functions of the Plan, including filing all reports with governmental agencies, providing Plan participants with information, preparing year-end reports to participants, maintaining all required records, interpreting the provisions of the Plan and settling disputes over the rights of employees, participants and beneficiaries. Present members of the Administrative Committee, their positions with the Company and its Subsidiaries, and their addresses are as follows:

                 Mary Anne Bunton, Assistant Vice President of the Benefits Department of The Liberty Corporation, whose address is P.O. Box 789, Greenville, South Carolina 29602

                 Susan E. Cyr, Counsel and Assistant Secretary of the Legal Department of The Liberty Corporation, whose address is P.O. Box 789, Greenville, South Carolina 29602

         The Plan Committee members, the Trustee and the Administrative Committee members do not have any positions or offices with the Company or any of its affiliates except as indicated above.

(b) For the year ended December 31, 1994, expenses of administration of the Plan of approximately $241,000, including fees and expenses of the Trustee and two of the Investment Managers, Neuberger & Berman and Hellman, Jordan, were paid out of the assets of the Plan. Expenses of Liberty Capital Advisors were paid by the employers rather than out of the Plan assets.

Item 6.  Custodian of Investments

(a) Wachovia Bank of NC, N.A., P.O. Box 3099, Winston-Salem, North Carolina 27102 serves as Trustee of the Plan and the assets of the Plan.

(b) The Trustee received compensation from the assets of the Plan of $37,465 during the year ended December 31, 1994.

(c)      No bond was furnished by the custodian (Wachovia).


                                      -4-

Item 7.  Reports to Participating Employees

Each Plan participant receives a quarterly statement showing the balance in his Plan account (including a breakdown of the amounts invested in each investment medium offered), amounts contributed by him and by his Employer, dividends, interest and other gains credited to his account, any amounts forfeited or otherwise charged against his account, and additional shares purchased if the employee has elected to have some or all of his and his Employer's contributions invested in the Company's stock. These individualized reports, a copy of the proxy statement and a copy of the annual report are the reports that were distributed to Plan participants during the year ended December 31, 1994.


Item 8.  Investment of Funds

(a) Employee contributions and matching Employer contributions may be invested in increments of 25% in: the Liberty Corporation Stock Fund which consists solely of Company common stock, the Money Market Fund which consists of various money market instruments and U.S. Government securities, the Intermediate Bond Fund which consists of intermediate
         - term government and good quality corporate bonds, or the Common Stock Fund which consists of high quality common stock or securities convertible into common stock, other than Company stock. For the years ended December 31, 1994, 1993, and 1992, there were no brokerage commissions paid by the Plan for the Intermediate Bond Fund and the Money Market Fund, but there were brokerage commissions paid by the Plan for the Common Stock Fund.

(b) No brokerage transactions effected for the Plan, during the three years ended December 31, 1994, were directed to brokers because of research services provided.


Item 9.  Financial Statements and Exhibits

                                                                                                     Page No.
(a)      Financial Statements
           Report of Independent Auditors                                                                6
                 (The Consent of Independent Auditors is Exhibit 23 of
                  the Form 10-K of which this report is also an exhibit.)

         Statements of Net Assets Available for Plan Benefits -
           December 31, 1994 and 1993                                                                    7

         Statements of Changes in Net Assets Available for Plan
           Benefits - For the Years Ended December 31, 1994 and 1993                                     8

         Notes to Financial Statements - December 31, 1994                                            9 to 13

         Schedule of Assets Held for Investments - December 31, 1994                                     14

         Schedule of Transactions or Series of Transactions in Excess
           of 5% of the Current Value of Plan Assets - December 31, 1994                                 16

(b)      Exhibits

           None



                                      -5-

                         REPORT OF INDEPENDENT AUDITORS

To the Administrative Committee of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan and Board of Directors
The Liberty Corporation

We have audited the accompanying statements of net assets available for plan benefits of The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial status of the Plan at December 31, 1994 and 1993, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1994 and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1976 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 financial statements taken as a whole.


                                                           /s/ Ernst & Young LLP



March 8, 1995


                                      -6-


                            THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                                       STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                    DECEMBER 31, 1994 and 1993
                                                            (In $000's)



                                                                  1994
                                           -----------------------------------------------------------
                                            Liberty     Money        Common       Inter.
                                             Stock      Market        Stock       Bond
                                             Fund        Fund         Fund        Fund         Total
                                           --------    --------     --------     --------     --------
ASSETS
  Cash                                     $     --    $     10     $      3     $     --     $     13
  Investments
    Short-term investments
      (total cost of $6,129 in
      1994 and $5,956 in 1993)                   12       4,224          982          911        6,129
    The Liberty Corporation
      common stock (total cost of
      $8,420 in 1994 and $7,611
      in 1993)                                9,004          --           --           --        9,004
    Other common stocks
      (total cost of $17,346 in 1994
      and $14,088 in 1993)                       --          --       18,518           --       18,518
    Securities of US government and
      agencies (total cost of $9,306
      in 1994 and $9,149 in 1993)                --       5,699           --        3,266        8,965
    Corporate collateralized mortgage
      obligations (total cost of $193
      in 1994)                                   --          --           --          194          194

  Due from broker for securities sold           212          10          156            5          383
  Participant loans receivable                  831         971        1,383          143        3,328
  Accrued investment income                      55         113           24           43          235
                                           --------    --------     --------     --------     --------
                                             10,114      11,027       21,066        4,562       46,769
                                           --------    --------     --------     --------     --------
LIABILITIES
  Expenses payable                               16          16           31            7           70
  Due to broker for securities
    purchased                                   212          10          192           --          414
                                           --------    --------     --------     --------     --------

NET ASSETS AVAILABLE FOR
  PLAN BENEFITS                            $  9,886    $ 11,001     $ 20,843     $  4,555     $ 46,285
                                           ========    ========     ========     ========     ========




                                                              1993
                                       ------------------------------------------------------------
                                        Liberty      Money        Common      Inter.
                                        Stock        Market        Stock       Bond
                                        Fund          Fund         Fund        Fund        Total
                                       --------     --------     --------     --------    --------
ASSETS
  Cash                                 $     --     $     --     $      4     $     --    $      4
  Investments
    Short-term investments
      (total cost of $6,129 in
      1994 and $5,956 in 1993)               --        2,834        1,529        1,593       5,956
    The Liberty Corporation
      common stock (total cost of
      $8,420 in 1994 and $7,611
      in 1993)                            7,913           --           --           --       7,913
    Other common stocks
      (total cost of $17,346 in 1994
      and $14,088 in 1993)                   --           --       16,661           --      16,661
    Securities of US government and
      agencies (total cost of $9,306
      in 1994 and $9,149 in 1993)            --        6,411           --        2,889       9,300
    Corporate collateralized mortgage
      obligations (total cost of $193
      in 1994)                               --           --           --           --         --

  Due from broker for securities sold         2          252          229           --         483
  Participant loans receivable              730          838        1,136          111       2,815
  Accrued investment income                  43          115           16           45         219
                                       --------     --------     --------     --------    --------
                                          8,688       10,450       19,575        4,638      43,351
                                       --------     --------     --------     --------    --------
LIABILITIES
  Expenses payable                           10           13           24            6          53
  Due to broker for securities
    purchased                                90           --          291          252         633
                                       --------     --------     --------     --------    --------
NET ASSETS AVAILABLE FOR
  PLAN BENEFITS                        $  8,588     $ 10,437     $ 19,260     $  4,380    $ 42,665
                                       ========     ========     ========     ========    ========


See notes to financial statements.


                                      -7-

                            THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                                  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                          FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                                                            (In $000's)

                                                                  1994
                                           -----------------------------------------------------------
                                           Liberty      Money        Common       Inter.
                                            Stock       Market       Stock        Bond
                                            Fund        Fund         Fund         Fund         Total
                                           --------    --------     --------     --------     --------
INVESTMENT INCOME
  Income
    Dividends
      The Liberty Corporation
        common stock                       $   215     $     --     $     --     $     --     $    215
      Other stocks                              --           --          268           --          268
    Interest on securities                       1          492           68          239          800
    Interest on participant loans               50           35           85           15          185
    Miscellaneous                               --           --            4            3            7
                                           -------     --------     --------     --------     --------

        Total Investment Income                266          527          425          257        1,475

Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments                    330         (206)      (481)          (251)        (608)

CONTRIBUTIONS
  Employer                                     477          408          913          247        2,045
  Employee                                     872          675        1,686          475        3,708
                                           -------     --------     --------     --------     --------
      Total Contributions                    1,349        1,083        2,599          722        5,753
                                           -------     --------     --------     --------     --------

TRANSFERS FROM OTHER QUALIFIED PLANS             3            4           13            2           22

TRANSFERS BETWEEN FUNDS                        (25)         177          131         (283)          --

WITHDRAWALS
  Benefits paid                               (602)        (998)        (920)        (261)      (2,781)

PLAN EXPENSES                                  (23)         (23)      (184)           (11)        (241)
                                           --------    ---------   --------      ---------   ---------
INCREASE (DECREASE) IN NET ASSETS
  AVAILABLE FOR PLAN BENEFITS                1,298          564        1,583          175        3,620

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR              8,588       10,437       19,260        4,380       42,665
                                           -------     --------     --------     --------     --------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR                  $ 9,886     $ 11,001     $ 20,843     $  4,555     $ 46,285
                                           =======     ========     ========     ========     ========

                                                                  1993
                                          ----------------------------------------------------------
                                          Liberty       Money        Common       Inter.
                                           Stock        Market       Stock         Bond
                                            Fund         Fund         Fund         Fund        Total
                                          --------     --------     --------     --------    --------
INVESTMENT INCOME
  Income
    Dividends
      The Liberty Corporation
        common stock                      $    159     $     --     $     --     $     --    $    159
      Other stocks                              --           --          200           --         200
    Interest on securities                       8          477           69          205         759
    Interest on participant loans               43           31           74           14         162
    Miscellaneous                               --           --            5           --           5
                                          --------     --------     --------     --------    --------

        Total Investment Income                210          508          348          219       1,285

Net realized and unrealized
  appreciation (depreciation) in
  fair value of investments                 (1,442)         (23)       1,101          (19)       (383)

CONTRIBUTIONS
  Employer                                     481          452          878          241       2,052
  Employee                                     858          744        1,559          453       3,614
                                          --------     --------     --------     --------    --------
      Total Contributions                    1,339        1,196        2,437          694       5,666
                                          --------     --------     --------     --------    --------

TRANSFERS FROM OTHER QUALIFIED PLANS           212          541          334          313       1,400

TRANSFERS BETWEEN FUNDS                        749         (481)        (793)         525          --

WITHDRAWALS
  Benefits paid                               (414)        (997)        (853)        (238)     (2,502)

PLAN EXPENSES                                  (19)         (26)        (173)          (9)      (227)
                                          ---------    ---------    ---------    ---------   --------
INCREASE (DECREASE) IN NET ASSETS
  AVAILABLE FOR PLAN BENEFITS                  635          718        2,401        1,485       5,239

NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT BEGINNING OF YEAR              7,953        9,719       16,859        2,895      37,426
                                          --------     --------     --------     --------    --------
NET ASSETS AVAILABLE FOR PLAN
  BENEFITS AT END OF YEAR                 $  8,588     $ 10,437     $ 19,260     $  4,380    $ 42,665
                                          ========     ========     ========     ========    ========



See notes to financial statements.

                                      -8-
                                      139

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting records of the Plan are maintained on the accrual basis. Investments are carried in the financial statements at market value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year; investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices. The difference between proceeds received and the cost of investments sold is recognized as realized gains (losses) in the statements of changes in net assets available for plan benefits. Cost is determined based on the average cost method for The Liberty Corporation stock, and the first-in, first-out basis for other investments. The net change in the aggregate market value of investments is reflected in the statements of net assets available for plan benefits as unrealized gains (losses).


2.       DESCRIPTION OF THE PLAN

         The Plan was first offered to eligible employees beginning January, 1982. Effective July 1, 1985, the Plan was amended to include a provision for a "qualified cash or deferred arrangement" under Section 401(k) of the Internal Revenue Code, to provide for the merger and consolidation of the Cosmos Broadcasting Corporation Thrift and Investment Plan into the Company's Plan and to rename the Plan The Liberty Corporation and Adopting Related Employers' 401(k) Thrift Plan. Any employee of the Company or participating subsidiaries who
         (a) is at least 21 years old, (b) works a minimum of 500 hours per year and (c) has completed at least one year of service in which they worked at least 1,000 hours is eligible to participate in the Plan. Subsidiaries of the Company presently participating in the Plan consist of Liberty Life Insurance Company, Special Services Corporation, Cosmos Broadcasting Corporation, Liberty Capital Advisors, Inc., Liberty Properties Group, Inc., Liberty Insurance Services Corporation, Liberty Investment Group, Inc., and Pierce National Life Insurance Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Administrative costs of the Plan incurred are paid either out of Plan assets or by the Company or its subsidiaries.

         Participation in the Plan is voluntary and eligible employees may elect to contribute up to a total of 13% of their compensation on either a pre-tax or after-tax basis, or a combination of both, through payroll deductions. Each participating employer makes matching contributions on pre-tax employee contributions of up to 3% of each employee participants' annual compensation. The matching percentage may be changed by resolution of the Board of Directors of a participating company, effective at the beginning of any plan year (January 1).

         Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and
         (b) Plan earnings, and is charged with an allocation of administrative expenses. Allocations are based on participant contributions or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future company contributions.





                                      -9-

         The Plan is comprised of four separate funds with different investment alternatives. The Liberty Corporation Stock Fund ("Liberty Stock Fund") invests in the common stock of The Liberty Corporation. The Money Market Fund invests in certificates of deposit, government securities and other money market instruments. The Intermediate Bond Fund invests in intermediate term government and good quality corporate bonds with three year to seven year average maturity. The Common Stock Fund invests in common stock, or securities convertible into common stock, other than The Liberty Corporation stock. Certain investments in the Money Market Fund and idle investments waiting to be invested in stock in The Liberty Corporation Stock Fund, Intermediate Bond Fund, and Common Stock Fund are invested in short-term investments.

         Employee participants may elect to invest their contributions in increments of 25% in any fund. Beginning January 1, 1993, the plan was changed to provide for the quarterly transfers of a participant's or former participant's future and/or existing account balances under the plan. Matching employer contributions will be invested in the same way as the employee's pre-tax contributions upon which they are based. At December 31, 1994, there were 2,085 active participants in the Plan of whom 1,150, 1,014, 720 and 1,527 were electing to invest, either wholly or partially, in the Liberty Stock Fund, Money Market Fund, Intermediate Bond Fund and Common Stock Fund, respectively.

         Amounts credited to a participant's employee account, either before tax or after tax, are fully vested at all times. Amounts credited to a participant's employer matching account vest based on the total number of years of service (as defined under the Plan) with the Company or its Related Employers:


                           Number of Years                                   Percentage
                              of Service                                     of Vesting
                          -----------------                                  ----------
                          Less than 3 years                                      ---
                                    3 years                                      25%
                                    4 years                                      50%
                                    5 years                                      75%
                                    6 years                                     100%

         All amounts credited to a participant's employee (before tax or after tax) and employer matching accounts are fully vested upon termination of employment due to a participant's death, total disability or retirement, or after a participant has completed six or more years of service.

         A participant who has completed less than six years of service and is terminated for any reason other than those mentioned above forfeits the non-vested amounts in his employer matching account. All amounts credited to the employee's account (before tax or after tax) and all vested amounts credited to the employer's matching account are distributable upon termination.

         The Plan allows participants to obtain loans, within stated limits, from the vested portion of their account balance. Repayment is required over a period not to exceed five years, unless the loan is used for the purchase of a principal residence. Interest is charged on outstanding loans at a rate determined by the plan administrator.





                                      -10-

3.       INVESTMENTS

         During 1994 and 1993, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $608,000 and $383,000, respectively, as follows:

                                                             Net Appreciation
                                                            (Depreciation) in                 Fair Value
                                                                Fair Value                    At End of
                                                               During Year                       Year
                                                            -----------------                 ----------
                                                                                  ($000's)
         Year ended December 31, 1994
         ----------------------------

           Short-term investments                             $      ---                      $    6,129
           The Liberty Corporation
             common stock                                             330                          9,004
           Other common stock                                        (481)                        18,518
           U.S. Government and
             agency securities                                       (457)                         9,159
                                                              -----------                     ----------
                                                              $      (608)                    $   42,810
                                                              ===========                     ==========


         Year ended December 31, 1993
         ----------------------------

           Short-term investments                             $      ---                      $    5,956
           The Liberty Corporation
             common stock                                          (1,442)                         7,913
           Other common stock                                       1,103                         16,661
        Convertible preferred stock                                    (2)                          ---
           U.S. Government and
             agency securities                                        (42)                         9,300
                                                              -----------                     ----------
                                                              $      (383)                    $   39,830
                                                              ===========                     ==========

         The market value of individual investments that represent 5% or more of the Plan's total assets are as follows:

                                                             December 31,
                                                          1994             1993
                                                        --------         --------
                                                                 (000's)
         Wachovia Short-Term Investment Fund           $  6,129         $  5,956

         The Liberty Corporation Common Stock             9,004            7,913
           (354,830 shares and 326,326 shares
            in 1994 and 1993, respectively)


4.       INCOME TAX STATUS

         The Plan is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974. The Plan has received a determination letter from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code, and is not subject to income taxation. The Plan is required to operate in conformity with the Internal Revenue Code to maintain its qualification. The Plan Committee is not aware of any course of action or events that have occurred that might adversely affect the Plan's qualified status.


                                      -11-

         Contributions made by a participant and a participating Company on or after July 1, 1985 which constitute employee before-tax contributions will not be currently taxable to participants when they are contributed to the Plan, assuming this part of the Plan constitutes a "qualified cash or deferred arrangement" within the meaning of section 401(k) of the Code. To constitute a "qualified cash or deferred arrangement," the ratio of contributions to compensation for highly compensated eligible employees must not exceed the ratio of contributions to compensation for the non-highly compensated eligible employees by more than certain percentages specified in section 401(k) and 401(m) of the Code. These percentage tests have been satisfied, and the above tax consequences relating to employee before tax contributions are based on the assumption that they are governed by the provisions of section 401(k).

         Participating Company matching contributions and investment earnings on all contributions are not taxable to a participant until these amounts are paid to the participant. The participating Company is entitled to a business expense deduction for its contributions.

         After-tax contributions (contributions not designated as employee before-tax contributions) made by a participant are not deductible in computing the participant's federal taxable income.


5.       SOURCES OF CONTRIBUTIONS

         The sources of contributions for the two years ended December 31, 1994, consist of the following:

                                                         1994             1993
                                                       --------         --------
                                                               (000's)
         Employer:
           The Liberty Corporation                     $   83           $   76
           Liberty Life Insurance Company               1,180            1,232
           Cosmos Broadcasting Corporation                460              486
           Special Services Corporation                     6                6
           Liberty Capital Advisors, Inc.                  12               13
           Liberty Properties Group, Inc.                  33               29
           Pierce National Life Insurance Co.              41               20
           Liberty Investment Group                        17               12
           Liberty Insurance Services                     213              178
                                                       ------           ------

             Total employer contributions               2,045            2,052
                                                       ------           ------

         Employee:
           The Liberty Corporation                        180              141
           Liberty Life Insurance Company               2,138            2,182
           Cosmos Broadcasting Corporation                822              842
           Special Services Corporation                    12               11
           Liberty Capital Advisors, Inc.                  31               31
           Liberty Property Group                          62               56
           Pierce National Life Insurance Co.              74               38
           Liberty Investment Group                        32               19
           Liberty Insurance Services                     357              294
                                                       ------           ------

             Total employee contributions               3,708            3,614
                                                       ------           ------

             Total contributions                       $5,753           $5,666
                                                       ======           ======


                                      -12-

         Forfeitures of non-vested balances in employer accounts of $124,000 in 1994 and $80,000 in 1993 were used to reduce employer contributions. Additionally, amounts contributed by the employer during 1994 and 1993 included non-cash contributions of the Company's common stock which had a market value, at date of contribution, of $1,579,000 and $1,518,000, respectively. All other employer contributions were made in cash.


6.       PRIORITIES ON TERMINATION OF PLAN

         In the event that the Plan is terminated, all expenses will be paid and the accounts of the affected participants will be proportionately adjusted to reflect such expenses and all contributions and withdrawals up to the date of termination. The Plan will then be revalued and each participant will be paid all amounts credited to his accounts. The accounts of all participants become fully vested as of the date of termination.

         An exception to this method of distribution at termination is made for the case in which termination is due to revocation of the Plan's exemption from income taxes under Section 401 of the Internal Revenue Code. In that case, all contributions, including those made by the employer, would be returned to the respective contributors.


7.       TRANSACTIONS WITH PARTIES-IN-INTEREST

         During 1994 and 1993, the Plan purchased and sold securities of parties-in-interest as summarized below:

                                                               1994                              1993
                                                       -------------------------         -------------------------
                                                       Shares or                         Shares or
                                                       Principal                         Principal
                                                         Amount           Cost             Amount           Cost
                                                       ---------        --------         ---------        --------
                                                               (In $000's, except number of share data)
         Common Stock of The Liberty
           Corporation:
             Purchases                                   88,755         $  2,329            89,183        $  2,697
             Sales                                       60,251         $  1,520            19,007        $    438
         Short-term investments of Plan
           trustee (Wachovia Bank &
           Trust Co., N. A.):
             Purchases                                   21,823         $ 21,823            24,515        $ 24,515
             Sales                                       21,649         $ 21,649            24,535        $ 24,535

         The Plan also received dividends of $215,000 in 1994 and $159,000 in 1993 from The Liberty Corporation and interest of $256,000 in 1994 and $449,000 in 1993 from a short-term investment fund sponsored by the Plan trustee.

         Liberty Capital Advisors, Inc., a subsidiary of The Liberty Corporation and a participating employer in the Plan, was given investment responsibility of the Money Market Fund effective January 1, 1988 and the Intermediate Bond Fund effective July 1, 1990. All expenses for services performed by Liberty Capital Advisors, Inc. were paid by the participating employers.


8.       AMOUNTS PAYABLE TO WITHDRAWN PARTICIPANTS

         At December 31, 1994 and 1993, amounts payable to withdrawn participants totaled $742,000 and $492,000, respectively. These amounts were disbursed in the first quarter of the following year.


                                      -13-

            THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                                    ASSETS HELD FOR INVESTMENT
                                        DECEMBER 31, 1994
                             (In $000's except number of shares data)

                                                                 Principal Amount
                    Name of Issuer and                           of Bonds & Notes,      Purchase     Market
                    Title of Each Issue                          Number of Shares         Price       Value
------------------------------------------------------------     ----------------       --------    --------

Short-Term Investments
  Wachovia Short-Term Investment Fund                                  $  6,129         $  6,129    $  6,129
                                                                                        --------    --------

Common Stocks
  The Liberty Corporation Common Stock                                  354,830            8,420       9,004
                                                                                        --------    --------

  Other Common Stocks
    McDonnell Douglas Corp.                                               2,000              232         284
    Rockwell Intl Corp.                                                   8,000              285         286
    United Technologies Corp.                                             5,000              337         314
    Chrysler Corp.                                                        7,000              309         343
    General Mtrs Corp.                                                    8,500              406         358
    General Mtrs Corp. CL H                                               7,500              266         262
    Citicorp                                                             14,000              550         579
    NationsBank Corp.                                                     6,000              286         271
    Wells Fargo & Co.                                                     1,800              181         261
    Pepsico Inc.                                                         10,000              315         362
    Hercules Inc.                                                         2,500              250         288
    Monsanto Company                                                      6,500              512         458
    Gillette Co.                                                          5,000              188         374
    Procter & Gamble Co.                                                  6,000              339         372
    Abbott Labs                                                          13,500              401         440
    Intel Corp.                                                           7,000              448         447
    Loral Corp.                                                           7,500              263         284
    Rayonier Inc.                                                        10,000              286         305
    Mattel Inc.                                                          15,000              206         377
    Federal Natl Mgt Assn.                                                5,500              249         401
    Merrill Lynch & Co. Inc.                                              9,000              333         322
    McDonalds Corp.                                                      12,000              187         351
    American Intl Group Inc.                                              3,750              223         367
    MBIA Inc.                                                             8,500              464         477
    Torchmark Corp.                                                       5,000              168         174
    Varity Corp.                                                         10,000              372         363
    Columbia/HCA Healthcare Corp.                                        12,000              354         438
    Foundation Health Corp.                                               7,000              254         217
    First USA Inc.                                                       12,000              410         394
    Price/Costco Inc.                                                    24,000              387         309
    Tosco Corp.                                                           6,000              184         175
    Xerox Corp.                                                           3,500              329         346
    Times Mirror Co.                                                      9,000              268         282
    Conrail Inc.                                                          6,000              317         303
    Southern Pacific Rail Corp.                                          12,500              251         227
    Rite-Aid Corp.                                                       15,000              285         351
    Goodyear Tire & Rubber Co.                                            8,000              277         269
    Marriott International Inc.                                          10,000              284         281
    MCI Communications Corp.                                             15,000              372         276
    Philip Morris Cos Inc.                                                4,000              250         230
    UST, Inc.                                                             7,000              192         195
    Chrysler Corp.                                                        4,800              239         235
    Ford Motor Co Del                                                     6,300              193         176
    Bay Networks Inc.                                                     6,300              128         186
    Cisco Sys Inc.                                                        5,900              136         207
    Compaq Computer Corp.                                                 2,700              107         107
    Silicon Graphics Inc.                                                 4,400              104         137
    BMC Software Inc.                                                     1,700               89          97
    FTP Software Inc.                                                     5,000              106         158
    Microsoft Corp.                                                       2,800              124         171
    Alza Corp.                                                            3,800              133          68
    United Healthcare Corp.                                               1,200               56          54
    DSC Communications Corp.                                              3,700               86         133
    General Instr Corp. New                                               7,300              230         219
    Intel Corp.                                                           3,800              223         243
    Micron Technology Inc.                                                2,500               93         110
    Motorola Inc.                                                         3,500              205         203
    Scientific Atlanta Inc.                                               5,700               92         120
    Tandy Corp.                                                           1,400               70          70
    Texas Instrs Inc.                                                     2,100              156         157
    Autotote Corp. CL A                                                   7,800              155          89
    Callaway Golf Co.                                                     2,900              111          96

                                     -14-

   THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                     ASSETS HELD FOR INVESTMENT (continued)
                               DECEMBER 31, 1994
                    (In $000's except number of shares data)


                                                                Principal Amount
                  Name of Issuer and                            of Bonds & Notes,    Purchase     Market
                  Title of Each Issue                           Number of Shares      Price       Value
---------------------------------------------------------       ----------------     --------    --------
    Corning Inc.                                                      1,500               49          45
    General Re Corp.                                                  1,000              119         124
    SCI System Inc.                                                   3,400               45          61
    Tektronix Inc.                                                    2,500              100          86
    Charter Med Corp.                                                 2,000               50          43
    Columbia/HCA Healthcare Corp.                                     6,347              223         232
    Humana Inc.                                                       3,100               62          70
    Value Health Inc.                                                 2,600              104          97
    First USA Inc.                                                    2,800               95          92
    Stone Container Corp.                                             5,300               81          92
    Union Camp Corp.                                                  1,000               49          47
    Xerox Corp.                                                       2,200              234         218
    Best Buy Inc.                                                     4,700              148         147
    Officemax Inc.                                                    4,400              100         117
    Biogen Inc                                                        3,800              145         159
    Elan Plc Adr                                                      6,200              223         221
    Comcast Uk Cable Partners LTD                                     6,200              101          99
    Ortel Corp.                                                       2,100               50          55
    Petersburg Long Distance Inc.                                    10,000               62          64
                                                                                     -------     -------
      Total Other Common Stock                                                        17,346      18,518
                                                                                     -------     -------

Securities of United States Government & Agencies

  United States Treasury Notes 4.625% due 08/15/1995                    500              498         493
  United States Treasury Notes 3.875% due 02/28/1995                    750              744         748
  United States Treasury Notes 4.25% due 07/31/1995                     750              750         739
  United States Treasury Notes 3.875% due 10/31/1995                    500              498         487
  United States Treasury Notes 7.375% due 05/15/1996                    750              780         749
  United States Treasury Notes 7.50% due 01/31/1996                   1,000            1,051       1,002
  Federal Home Loan Banks Cons DB 7.875% due 03/27/1995                 500              503         501
  Federal Home Loan Banks Cons BDS 5.00% due 10/25/1995               1,000              997         981
  United States Treasury Notes 3.875% due 02/28/1995                    250              248         249
  United States Treasury Notes 4.375% due 08/15/1996                    250              250         238
  United States Treasury Notes 4.375% due 11/15/1996                    500              499         471
  United States Treasury Notes 4.25% due 12/31/1995                     250              250         243
  Federal Home Loan Banks Cons BD 6.85% due 02/25/1997                  250              259         245
  Federal National Mortgage Assn Deb 6.10% due 02/10/2000               500              516         459
  Federal Home Loan Mortgage Corp 7.00% due 05/15/2020                  300              287         290
  Federal Home Loan Mortgage Corp 7.00% due 04/15/2002                  400              417         370
  Federal Home Loan Mortgage Corp 6.00% due 11/15/2006                  350              334         314
  Federal National Mortgage Assn Gtd 7.00% due 08/25/2005               127              121         117
  Federal National Mortgage Assn 6.00% due 04/25/2001                   300              304         269
                                                                                     -------     -------

Total Securities of United States Government & Agencies                                9,306       8,965
                                                                                     -------     -------
Corporate Collateralized Mortgage Obligations
  Prudential Home Mtg Secs Co 7.75% 10/25/2024                          200              193         194
                                                                                     -------     -------

      Total Investments                                                              $41,394     $42,810
                                                                                     =======     =======


                                     -15-

                            THE LIBERTY CORPORATION AND ADOPTING RELATED EMPLOYERS' 401(K) THRIFT PLAN
                          TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF
                                                            PLAN ASSETS
                                               FOR THE YEAR ENDED DECEMBER 31, 1994
                                             (In $000's, except number of shares data)

Category (iii) - series of securities transactions
--------------------------------------------------
                                                                                                           Value on         Realized
                                                                     Purchase   Sales    Expenses        Transaction          Gain
     Party Involved                  Description of Assets            Price     Price    Incurred     Cost         Date      (Loss)
-------------------------    -------------------------------------------------------------------------------------------------------
Wachovia Bank & Trust Co.    Wachovia Short-Term Investment Fund -
                              $21,823 principal amount, various
                              interest rates                         $ 21,823  $  ---     $  ---    $ 21,823    $  21,823    $  ---


Wachovia Bank & Trust Co.    Wachovia Short-Term Investment Fund -
                              $ 21,649 principal amount, various
                              interest rates                         $  ---    $ 21,649   $  ---    $ 21,649    $  21,649    $  ---


The Liberty Corporation      The Liberty Corporation Common Stock
                              - 88,755 shares                        $  2,329  $  ---    $  ---     $  2,329    $   2,329    $  ---

The Liberty Corporation      The Liberty Corporation Common Stock
                              - 60,251 shares                        $  ---    $  1,561   $  ---    $  1,520    $   ---      $   41



  There were no category (i), (ii), or (iv) reportable transactions during 1994.



                                      -16-
                                      147